UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2007

infoUSA Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-19598	47-0751545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5711 South 86th Circle	68127
Omaha, Nebraska
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 20, 2007, infoUSA Inc. (the “Company”) entered into an agreement (the “Amendment”) with Mr. Vinod Gupta to extend the agreement between the Company and Mr. Gupta, dated July 21, 2006 (the “Original Agreement”). Pursuant to the Original Agreement, Mr. Gupta had agreed that, for a period ending on July 21, 2007 (the “Covered Period”), he would not directly or indirectly acquire any additional securities of the Company, except for the exercise of stock options that had been granted to him by the Company. The Amendment amends the Original Agreement to extend the “Covered Period” as defined in the Original Agreement to include the period from July 20, 2007 to and including July 21, 2008. All other terms of the Original Agreement remain in effect without modification. Mr. Gupta is the Chairman of the Board and Chief Executive Officer of the Company.
     The above description of the Original Agreement does not purport to be complete and is qualified in its entirety by reference to the Original Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2006 and which is incorporated herein by reference as Exhibit 10.1.
     A copy of the Amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:
     The following exhibit is filed pursuant to Item 1.01:

Exhibit No.	Description

10.1	Agreement, dated July 21, 2006, between Vinod Gupta and infoUSA Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2006).

10.2	Agreement, dated July 20, 2007, between Vinod Gupta and infoUSA Inc.*

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoUSA Inc.
By:	/s/ Stormy L. Dean
Stormy L. Dean
Chief Financial Officer

Date: July 26, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated July 21, 2006, between Vinod Gupta and infoUSA Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2006).

10.2	Agreement, dated July 20, 2007, between Vinod Gupta and infoUSA Inc.*

*	Filed herewith.